exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE TERMS OF THIS WARRANT, THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

VERRICA PHARMACEUTICALS INC.

WARRANT TO PURCHASE COMMON STOCK

May 14, 2024

This certifies that, for value received, the undersigned holder, with a principal office at the address set forth on the signature page hereto, or such person’s or entity’s permitted assigns (the “Holder”), is entitled to subscribe for and purchase from Verrica Pharmaceuticals Inc., a Delaware corporation (the “Company”), the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). Capitalized terms used herein shall have the meanings set forth in that certain Collaboration and License Agreement by and between the Company and Torii Pharmaceutical Co., Ltd., dated as of March 17, 2021, as amended by First Amendment to Collaboration and License Agreement, dated as of the date hereof (the “License Agreement”).

1.
Definitions. As used herein, the following terms have the following respective meanings:
(a)
“Change of Control” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Company is a party in which the stockholders of the Company transfer shares in excess of 50% of the Company’s then-outstanding combined voting power, provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof, or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.
(b)
“Exercise Period” means the period commencing on the date hereof and ending on the 10-year anniversary of the date of this Warrant, unless sooner terminated as provided below.
(c)
“Exercise Price” means $9.56 per Exercise Share, subject to adjustment pursuant to Section 7 below.
(d)
“Exercise Shares” means the 500,000 shares of the Company’s Common Stock, par value $0.0001 per share, issuable upon exercise of this Warrant, subject to adjustment as set forth herein.
(e)
“Securities” means, collectively, this Warrant and the Exercise Shares.

2.
Vesting. Notwithstanding anything to the contrary contained herein, this Warrant shall only be exercisable with respect to those Exercise Shares which have vested as of the date of exercise. The Exercise Shares shall vest, if at all, as set forth on Annex 1 to this Warrant. Fractional share numbers resulting from the calculations required pursuant to the foregoing sentence shall be rounded down to the nearest whole number of shares.
3.
Exercise of Warrant.
3.1
Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):
(a)
An executed Notice of Exercise in the form attached hereto as Exhibit A;
(b)
Payment of the Exercise Price either (i) in cash or by check or wire transfer, or (ii) by cancellation of indebtedness, or (iii) by net exercise pursuant to Section 3.2; and
(c)
This Warrant.
3.2
Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant with payment of cash, check or wire transfer or by cancellation of indebtedness as provided in Section 3.1, the Holder may by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise elect to receive the number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Exercise Shares to be issued to the Holder

Y = the number of Exercise Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, that portion of this Warrant being exercised (at the date of such calculation)

A = the fair market value of one Exercise Share (at the date of such calculation)

B = Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, if the Company’s Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of one Exercise Share shall be the closing price or last sale price of a share of Common Stock reported for the business day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s Common Stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

3.3
Mechanics of Exercise. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder, shall be issued and delivered to the Holder within a reasonable time after the rights represented by

2.

this Warrant shall have been so exercised. If this Warrant is being exercised for less than all of the then- current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder. The Holder shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, the Holder shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
4.
Covenants of the Company.
4.1
Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. The issuance of the Exercise Shares will not be subject to any preemptive rights that have not been properly complied with or waived. If at any time during the Exercise Period the number of authorized but unissued shares of the Company’s Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such class and/or series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.
4.2
Notices of Record Date. In the event of any taking by the Company of a record of the holders of the class and/or series of equity securities constituting the Exercise Shares for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall give to the Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
5.
Representations of Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:
5.1
Acquisition for Own Account. The Holder is acquiring the Securities solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.
5.2
Information and Sophistication. The Holder hereby (a) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (b) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder, and (c) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.
5.3
Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing

3.

the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.
5.4
Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:
(a)
There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)
The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if the applicable party were the Holder hereunder.

5.5
Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.
5.6
No “Bad Actor” Disqualification. The Holder represents and warrants that neither (a) the Holder nor (b) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.
5.7
Foreign Holder. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that the Holder it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Warrant, including (a) the legal requirements within the Holder’s jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.
5.8
Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the

4.

Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements
6.
Restrictive Legends. The Holder understands and agrees that all certificates evidencing the Exercise Shares may bear the following legend:
(a)
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
7.
Adjustment of Exercise Price and Number of Exercise Shares; Fractional Shares.
7.1
Changes in Securities. In the event of changes in the class and/or series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, or other similar transactions, the number and class and/or series of Exercise Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number and class and/or series of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 8 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.
7.2
Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.
8.
Early Termination. In the event of, at any time during the Exercise Period, a Change of Control, the Company shall provide to the Holder 10 days advance written notice of Change of Control, and, unless exercised, this Warrant shall terminate immediately prior to the closing date of such Change of Control.
9.
No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
10.
Transfer of Warrant. In addition to any other restrictions on transfer set forth in this Warrant, neither this Warrant nor any interest therein shall be transferred or assigned, in whole or in part, directly or indirectly, without the prior written consent of the Company, and any attempted transfer or assignment without such consent shall be void. Subject to the foregoing restrictions, applicable laws and

5.

the restriction on transfer set forth on the first page of this Warrant, in connection with any transfer of this Warrant, the Holder shall deliver this Warrant and the form of assignment attached hereto as Exhibit B to the Company, and the transferee shall sign an investment representation letter in form and substance satisfactory to the Company.
11.
Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
12.
Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.
13.
Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.
14.
Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by electronic transmission if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each of the Company and the Holder at the address listed on their respective signature pages hereto or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party.
15.
Successor and Assigns. Subject to compliance with the restrictions on transfer set forth in this Warrant, this Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder, and such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.
16.
No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.
17.
Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.
18.
Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party

6.

shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
19.
Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.
20.
Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
21.
Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.
22.
Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

7.

exhibit 4.1

The parties have caused this Warrant to be executed as of the date first written above.

COMPANY:
Verrica Pharmaceuticals Inc.
By:	/s/Ted White
Name: Ted White Title: President & CEO
Email:	twhite@verrica.com
Address:	44 W. Gay St. Suite 400 West Chester, Pennsylvania 19830

The parties have caused this Warrant to be executed as of the date first written above.

HOLDER:
Torii Pharmaceutical Co., Ltd.
By:	/s/ Goichi Matsuda
Name: Goichi Matsuda Title: Representative Director, President and Chief Executive Officer
Email:	goichi.matsuda@torii.co.jp
Address:	3-4-4, Nihonbashi-Honcho, Chuo-ku, Tokyo, 103-8439

2.

Exhibit A

NOTICE OF EXERCISE

TO: Verrica Pharmaceuticals Inc.

☐ The undersigned hereby elects to purchase shares of Common Stock (the “Exercise Shares”) of Verrica Pharmaceuticals Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
☐ The undersigned hereby elects to purchase shares of Common Stock (the “Exercise Shares”) of Verrica Pharmaceuticals Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 3.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.
(1)
Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned.
(2)
The undersigned represents and warrants as follows:
(a)
The undersigned is acquiring the Exercise Shares solely for the undersigned’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Exercise Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.
(b)
The undersigned hereby (i) acknowledges that the undersigned has received all the information the undersigned has requested from the Company and the undersigned considers necessary or appropriate for deciding whether to acquire the Exercise Shares, (ii) represents that the undersigned has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Exercise Shares and to obtain any additional information necessary to verify the accuracy of the information given the undersigned, and (iii) further represents that the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risk of this investment.
(c)
The undersigned acknowledges that investment in the Exercise Shares involves a high degree of risk, and represents that the undersigned is able, without materially impairing the undersigned’s financial condition, to hold the Exercise Shares for an indefinite period of time and to suffer a complete loss of the undersigned’s investment.
(d)
Without in any way limiting the representations set forth above, the undersigned further agrees not to make any disposition of all or any portion of the Exercise Shares unless and until (i) there is then in effect a registration statement under the Act (as defined in the attached Warrant) covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) the undersigned shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the undersigned shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

1.

Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the undersigned to a partner (or retired partner) or member (or retired member) of the undersigned in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if the applicable party were the undersigned hereunder.

(e)
The undersigned is an “accredited investor” as such term is defined in Rule 501 under the Act.
(f)
The undersigned represents and warrants that neither (i) the undersigned nor (ii) any entity that controls the undersigned or is under the control of, or under common control with, the undersigned, is subject to any Disqualification Event (as defined in the attached Warrant), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The undersigned represents that the undersigned has exercised reasonable care to determine the accuracy of the representation made by the undersigned in this paragraph, and agrees to notify the Company if the undersigned becomes aware of any fact that makes the representation given by the undersigned hereunder inaccurate.
(g)
If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that the undersigned it has satisfied itself as to the full observance of the laws of the undersigned’s jurisdiction in connection with any invitation to subscribe for the Exercise Shares or any use of the attached Warrant, including (i) the legal requirements within the undersigned’s jurisdiction for the purchase of the Exercise Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Exercise Shares. The undersigned’s subscription, payment for and continued beneficial ownership of the Exercise Shares will not violate any applicable securities or other laws of the undersigned’s jurisdiction.
(h)
With respect to any forecasts, projections of results and other forward-looking statements and information provided to the undersigned, the undersigned acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

HOLDER:
Torii Pharmaceutical Co., Ltd.
By:
Name: Title:
Email:
Address:
Dated:

2.

Exhibit B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

HOLDER:
Torii Pharmaceutical Co., Ltd.

By:
Name: Title:
Email:
Address:
Dated:

1.

Acknowledged and Agreed: Assignee

(if an individual)

Signature:

(if a trust)

Signature:

, as [co-]trustee of the

(if an entity)

By:

Name:

Title:

Address:

Email:

NOTE: The Holder’s signature to this Assignment Form must correspond with the name as it appears on the face of the foregoing Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NOTE: The assignee of the foregoing Warrant agrees to be bound by all the terms and obligations of the foregoing Warrant as if assignee were the original Holder party thereto.

Any terms that are capitalized but not defined in this Exhibit B have the meanings ascribed to them in the foregoing Warrant.

2.

Annex 1

Vesting Provisions

1.
166,666 of the Exercise Shares will vest in full, if ever, on the date during the Term that the first patient is dosed in the CW Study (as defined in the License Agreement).
2.
166,666 of the Exercise Shares will vest in full, if ever, on the date during the Term that the Database Lock (as defined below) with respect to the CW Study occurs.
3.
166,668 of the Exercise Shares will vest in full, if ever, on the date during the Term that the Company submits a New Drug Application (as more fully defined in 21 CFR 314.5, et seq.) with the U.S. Food and Drug Administration for YCANTH (formerly referred to as VP-102) for the treatment of Common Warts.

Definitions:

“Database Lock” means, with respect to the CW Study, that such study has been completed per its protocol and all clinical data generated in the course of performing such study has been collected, verified, cleaned and preserved so as to prevent any additional changes being made thereto.

3.